Exhibit 10.22
STARBUCKS CORPORATION
GLOBAL RESTRICTED STOCK UNIT GRANT AGREEMENT
UNDER THE KEY EMPLOYEE SUB-PLAN TO THE
2005 LONG-TERM EQUITY INCENTIVE PLAN
(PERFORMANCE-BASED)

STARBUCKS CORPORATION (the “Company”) does hereby grant to the individual named below (the “Participant”) an award (the “Award”) for the number of restricted stock units (the “Restricted Stock Units”) set forth below, effective on the Date of Grant set forth below. The Restricted Stock Units granted under this Global Restricted Stock Unit Grant Agreement, including any special terms and conditions applicable to the Participant’s country contained in the appendix hereto (the “Appendix,” and together with the Global Restricted Stock Unit Grant Agreement, this “Agreement”) are intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Restricted Stock Units granted under this Agreement shall, subject to the attainment of certain performance goals set forth below (the “Performance Goals”), relating to the Performance Criteria specified in the 2005 Long-Term Equity Incentive Plan, vest and become payable in shares of Common Stock (the “Shares”), subject to earlier expiration or termination of the Restricted Stock Units as provided in this Agreement. The Restricted Stock Units shall be subject to the terms and conditions of this Agreement, the terms and conditions of the Key Employee Sub-Plan to the 2005 Long-Term Equity Incentive Plan (the “Key Employee Sub-Plan”) and the 2005 Long-Term Equity Incentive Plan (together with the Key Employee Sub-Plan, the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Partner Name:
Target # of Restricted Stock Units:
Date of Grant:
Performance Period:

1.    Vesting Schedule. The number of Restricted Stock Units granted under the Award that actually vest and that will be settled shall be determined pursuant to a two-step process: (i) first the maximum number of Restricted Stock Units that are eligible to vest shall be calculated as provided under Section 1.1 hereof on the basis of the level at which the Performance Goal specified on attached Schedule I is actually attained and (ii) then the maximum number of Restricted Stock Units calculated under clause (i) that will actually vest shall be determined on the basis of the Participant’s completion of the requirements set forth in Section 1.2 hereof.

1.1     Performance Goal Requirements.  The attached Schedule I specifies the Performance Goals required to be attained during the Performance Period in order for the Restricted Stock Units to become eligible to vest. Within one hundred and twenty (120) days after the completion of the Performance Period, the Committee shall determine and certify the actual level of attainment of the Performance Goal. On the basis of that certified level of attainment, the Target Number of Restricted Stock Units will be multiplied by the applicable percentage determined in accordance with the percentile matrix set forth in Schedule I. The number of performance-based Restricted Stock Units resulting from such calculation shall constitute the maximum number of Restricted Stock Units in which the Participant may vest under this Award (the “Performance RSUs”). The Committee will determine in its sole discretion and certify in accordance with the requirements of Section 162(m) of the Code the extent, if any, to which the Performance Goal has been satisfied, and it will retain sole discretion to reduce the number of Performance RSUs that would otherwise be eligible to vest as a result of the performance as measured against the Performance Goal. The Committee may not increase the number of Performance RSUs that may be eligible to vest as a result of the Company’s performance as measured against the Performance Goal. The Committee, for purposes of this Award, shall consist solely of Independent Directors.
1.2    Active Status Vesting. Subject to the terms and conditions of this Award, a number of Performance RSUs will vest as detailed in the attached Schedule II of this Agreement, subject to the

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Participant’s continued Active Status through the applicable vesting date, as further described in Section 6(l) below.
2.    Form and Timing of Payment of Vested Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan, any Restricted Stock Units that vest will be paid to the Participant solely in whole Shares (and not in cash, as the Plan permits), on, or as soon as practicable after, the date the Restricted Stock Units vest in accordance with Section 1.2 hereof (or, if earlier, upon a Change of Control as provided in Section 3.2 below), but in any event, within the period ending on the later to occur of the date that is two and one-half months following the end of (i) the Participant’s tax year that includes the date the Restricted Stock Units vest or (ii) the Company’s tax year that includes the date the Restricted Stock Units vest.

3.     Termination of Employment; Change of Control.

3.1    Termination of Employment.  Except as provided in Section 3.2 below, any unvested Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by the Participant to the Company upon the termination of the Participant’s Active Status with the Company or any Subsidiary or affiliate of the Company for any reason (as further described in Section 6(l) below), including without limitation, voluntary termination by the Participant, termination because of the Participant’s Retirement, Disability or death or termination by the Company or any Subsidiary or affiliate of the Company because of Misconduct.
3.2    Change of Control.  Upon a Change of Control, the vesting of the Performance RSUs shall accelerate, and the Performance RSUs shall become fully vested and payable to the extent and under the terms and conditions set forth in the Plan; provided that, for purposes of this Section 3.2, “Resignation (or Resign) for Good Reason” shall have the following meaning:
“Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of a Participant after a Change of Control because of: (1) a material reduction in the Partner’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Partner materially inconsistent with the Partner’s role at the Company (including its Subsidiaries and affiliates) prior to the Change of Control, (3) a material reduction in the Partner’s base salary or total incentive compensation; (4) a material reduction in the Partner’s benefits unless such reduction applies to all Partners of comparable rank; or (5) the relocation of the Partner’s primary work location more than 50 miles from the Partner’s primary work location prior to the Change of Control. Notwithstanding the foregoing, a Participant shall not be deemed to have Resigned for Good Reason unless the Participant, within one year after a Change of Control, (i) notifies the Company of the existence of the condition giving rise to a Resignation for Good Reason within 90 days of the initial existence of such condition, (ii) gives the Company at least 30 days following the date on which the Company receives such notice (and prior to termination) in which to remedy the condition, and (iii) if the Company does not remedy such condition within such 30-day period, actually terminates employment within 60 days after the expiration of such 30-day period (and before the Company remedies such condition). If the Company remedies such condition within such 30-day period (or at any time prior to the Participant’s actual termination), then any Resignation for Good Reason by the Participant on account of such condition will not be a Resignation for Good Reason.

4.    Code Section 409A. This Award and payments made pursuant to this Agreement and the Plan are intended to qualify for an exemption from Code Section 409A. Notwithstanding any other provision in this Agreement and the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Restricted Stock Units granted to the Participant qualify for exemption from or comply with Code Section 409A; provided, however, that the Company makes no representations that the Restricted Stock Units shall be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Restricted Stock Units. Nothing in this Agreement or the Plan shall provide a basis for any person to take action against the Company or any Subsidiary or affiliate of the Company based on matters covered by Code Section 409A, including the tax treatment of any amount paid or Award made under this Agreement, and neither the Company nor any of its Subsidiaries or affiliates shall under any circumstances have any liability to any Participant or his or her estate or any other party for

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any taxes, penalties or interest imposed under Code Section 409A for any amounts paid or payable under this Agreement.

5.    Responsibility for Taxes.  Regardless of any action the Company or, if different, the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to the grant of the Restricted Stock Units, the vesting or settlement of the Performance RSUs, the issuance of Shares in settlement of the Performance RSUs, the subsequent sale of Shares acquired at vesting and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant must pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant hereby authorizes the Company and/or the Employer, or their respective agents, in their sole discretion and without any notice to or additional authorization by the Participant, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or

(b)
withholding from proceeds of the sale of Shares issued in settlement of the vested Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent), to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions; or

(c)
withholding in whole Shares to be issued in settlement of the vested Restricted Stock Units the fair market value of which (determined by reference to the closing price of the Common Stock on the principal exchange on which the Common Stock trades on the date the withholding obligation arises, or if such date is not a trading date, on the preceding trading date) is equal to the aggregate withholding obligation as determined by the Company and/or the Employer with respect to such Award, provided, however that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a) and (b) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares underlying the vested Performance RSUs, notwithstanding that a number of the Shares is held back solely for the

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purpose of paying the Tax-Related Items due as a result of the Participant’s participation in the Plan. In the event the Tax-Related Items withholding obligation would result in a fractional number of Shares to be withheld by the Company, such number of Shares to be withheld shall be rounded up to the next nearest number of whole Shares. If, due to rounding of Shares, the value of the number of Shares retained by the Company pursuant to this provision is more than the amount required to be withheld, then the Company may pay such excess amount to the relevant tax authority as additional withholding with respect to the Participant.
Finally, the Participant is required to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items. The Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional Shares.
6.    Nature of Grant.  In accepting the grant of the Award, the Participant acknowledges, understands and agrees that:

(a)	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time; to the extent permitted by the Plan;

(b)
the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or other awards, or benefits in lieu of Restricted Stock Units, even if restricted stock units have been granted in the past;

(c)	all decisions with respect to future restricted stock units or other awards, if any, will be at the sole discretion of the Company;

(d)
the Award and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service relationship with the Company, the Employer or any other Subsidiary or affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any other Subsidiary or affiliate of the Company, as applicable, to terminate the Participant’s employment or service relationship, if any;

(e)	the Participant’s participation in the Plan is voluntary;

(f)	the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)
the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)
unless otherwise agreed with the Company. the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service that the Participant may provide as a director of a Subsidiary or affiliate of the Company;

(i)	the future value of the Shares subject to the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;

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(j)	after termination of the Participant’s Active Status, the Participant is no longer eligible to receive any new restricted stock units under the Plan;

(k)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of the Participant’s Active Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service contract, if any);

(l)
for purposes of the Restricted Stock Units, the Participant’s Active Status will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service contract, if any), and unless otherwise provided in this Agreement or the Plan, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service contract, if any); the Committee shall have the exclusive discretion to determine when the Participant’s Active Status for purposes of the Award is terminated (including whether the Participant may still be considered to be providing services while on a leave of absence);

(m)
unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and

(n)	the following provisions apply only if the Participant is providing services outside the United States:

(1) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and
(2) neither the Company, the Employer nor any other Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.
7.    No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

8.    Data Privacy.  The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company, and its other Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

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The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number (to the extent permitted under applicable local law), passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands that Data will be transferred to Fidelity Stock Plan Services, LLC, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and each recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local partner resources representative. The Participant authorizes the Company, Fidelity Stock Plan Services, LLC and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Participant may elect to deposit any Shares received upon vesting of the Restricted Stock Units. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting the Participant’s local partner resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards.Therefore, the Participant understands that refusal or withdrawal of the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local partner resources representative.

9.    Governing Law/Choice of Venue.  The Award and the provisions of this Agreement are governed by, and subject to, the laws of the State of Washington, as provided in the Plan, without regard for its conflict of laws provisions. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington, and agree that such litigation shall be conducted exclusively in the courts of King County, or the federal courts of the United States for the 9th Circuit, and no other courts, where this grant is made and/or to be performed.

10.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the Restricted Stock Units prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

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11.    Language.  If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.    Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.    Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.    Undertakings.  The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Stock Units pursuant to the provisions of this Agreement.

15.    No Rights as Shareholder. The Participant will not have dividend, voting or any other rights as a shareholder of the Shares with respect to the Restricted Stock Units. Upon payment of the vested Restricted Stock Units in Shares, the Participant will obtain full dividend, voting and other rights as a shareholder of the Company.

16.    Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Restricted Stock Units granted pursuant to this Award may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances.

17.    Appendix.  Notwithstanding any provisions in this Agreement, the Award of Restricted Stock Units shall be subject to any special terms and conditions set forth in the Appendix for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

18.     Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent that the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings (as provided in Section 14 above) that may be necessary to accomplish the foregoing.

19.    Waiver. If the Participant breaches or otherwise does not comply with any provision of this Agreement, but the Company does not act upon this breach or non-compliance and continues to comply with its obligations under this Agreement, this shall not mean that the Company waives any other provision of this Agreement or will otherwise permit any further breach of or non-compliance with any provision of this Agreement.

20.    Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant

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should consult with the Participant’s own personal legal and financial advisors on this matter before taking any action related to the Plan.

21.    Foreign Asset/Account Reporting; Exchange Controls. The Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details.

Finally, the Company hereby strongly recommends that the Participant seek the advice of a personal tax and/or legal advisor to obtain specific information concerning the tax and other legal consequences associated with the Restricted Stock Units.
* * *

By the Participant’s signature and the Company’s signature below, the Participant and the Company agree that this grant is governed by this Agreement and the Plan.
EXECUTED as of the Date of Grant.
STARBUCKS CORPORATION

By

Its

PARTICIPANT

Signature

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APPENDIX TO
STARBUCKS CORPORATION
GLOBAL RESTRICTED STOCK UNIT GRANT AGREEMENT
UNDER THE KEY EMPLOYEE SUB-PLAN TO THE
2005 LONG-TERM EQUITY INCENTIVE PLAN

Capitalized terms not explicitly defined in this Appendix but defined in the Global Restricted Stock Unit Grant Agreement, the Plan or any applicable country-specific sub-plan shall have the same definitions as in the Plan, any applicable country-specific sub-plan and/or the Global Restricted Stock Unit Grant Agreement.

TERMS AND CONDITIONS

This Appendix, which is part of the Global Restricted Stock Unit Grant Agreement, includes additional terms and conditions that govern the Restricted Stock Units granted to the Participant under the Plan and that will apply to the Participant if he or she is in one of the countries listed below.

If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to the Participant under these circumstances.

NOTIFICATIONS

This Appendix also includes information regarding exchange control and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when the Restricted Stock Units vest and/or when the Participant sells any Shares acquired at vesting of the Restricted Stock Units.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant, therefore, should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident or a country other than that in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not be applicable in the same manner to the Participant.

AUSTRIA

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the Participant holds Shares acquired under the Plan outside of Austria, the Participant may be required to submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not meet or exceed €30,000,000 or as of December 31 does not meet or exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed and need to be complied with by the 15th day of the month following the end of the respective quarter, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.

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When the Participant sells Shares acquired under the Plan, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Restricted Stock Units, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the Restricted Stock Units, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Labor Law Policy and Acknowledgement. This provision supplements the Nature of Grant section of the Global Restricted Stock Unit Grant Agreement:

By accepting the Restricted Stock Units, the Participant agrees that (i) the Participant is making an investment decision, (ii) the Restricted Stock Units will vest only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period and (iii) the value of the Shares subject to the Restricted Stock Units is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL318,601 as of August 2016). Assets and rights that must be reported include Shares acquired upon vesting of the Restricted Stock Units. The US$100,000 threshold is subject to change annually.

CANADA

TERMS AND CONDITIONS

Termination of Active Status. Notwithstanding the last sentence of Section 2(a) of the Key Employee Sub-Plan and consistent with Section 12 of the Key Employee Sub-Plan, the Participant’s Active Status shall be considered terminated as of the date that is the earlier of (a) the date that the Participant receives notice of termination of employment; (b) the date the Participant terminates employment; or (c) the date the Participant is no longer actively employed by the Company or any Subsidiary or affiliate of the Company regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when the Participant’s Active Status shall be considered terminated for purposes of the Restricted Stock Units (including when the Participant may still be considered to be providing services while on a leave of absence).

The following provisions apply if the Participant is a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

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Les parties reconnaissent avoir expressement souhaité que cette Convention, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy Notice and Consent.  The following provision supplements the Data Privacy section of the Global Restricted Stock Unit Grant Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary and affiliate and the Employer to disclose and discuss the Participant’s participation in the Plan with their advisors. The Participant further authorizes the Company, any Subsidiary and affiliate and the Employer to record such information and to keep it in the Participant’s employee file.

NOTIFICATIONS

Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. Foreign property, including shares of stock (i.e., Shares), options to purchase Shares and other rights to receive Shares (e.g., Restricted Stock Units) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement), if the total cost of his or her foreign property exceeds C$100,000 at any time during the year. Thus, Restricted Stock Units likely must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily is equal to the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares (acquired separately), this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with a personal tax advisor to ensure compliance with the applicable reporting obligations.

CHINA

The following applies only to Participants who are subject to exchange control restrictions in China, as determined by the Company in its sole discretion.

TERMS AND CONDITIONS

Termination of Employment; Change of Control.  The following provision supplements the Termination of Employment; Change of Control section of the Global Restricted Stock Unit Agreement:

Due to legal restrictions in China, the Participant agrees that the Company reserves the right to require the automatic sale of any Shares acquired at vesting of the Restricted Stock Units upon the termination of the Participant’s Active Status with the Company or any Subsidiary or affiliate of the Company for any reason, including without limitation, voluntary termination by the Participant, termination because of the Participant’s Retirement, Disability or death or termination by the Company or any Subsidiary or affiliate of the Company because of Misconduct. The Participant hereby authorizes the sale of all Shares issued to him or her as soon as administratively practicable after the applicable termination of Active Status and pursuant to this authorization. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of Shares, the Participant will receive the sale proceeds less any amounts

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necessary to satisfy Tax-Related Items and applicable transaction fees or commissions. Due to currency exchange conversion rate fluctuation between the applicable vesting date of the Restricted Stock Units and (if later) the date on which the Shares are sold, the amount of sale proceeds may be more or less than the fair market value of the Shares on the applicable vesting date (which is the relevant amount for purposes of calculating amounts necessary to satisfy applicable Tax-Related Items).

Exchange Control Restriction.  Due to exchange control laws and regulations in China, the Participant will be required immediately to repatriate to China the cash proceeds from the sale of Shares and any cash dividends paid on such Shares. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Subsidiary expressly for this purpose. By accepting the Restricted Stock Units, the Participant agrees that any cash proceeds from the sale of Shares or the receipt of any dividends may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. dollars or in local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that he or she will be required to open a U.S. dollar bank account in China and provide the bank account details to the Company or the Employer. The Participant acknowledges that, if the cash proceeds are paid in local currency, the Company is under no obligation to secure any particular currency exchange conversion rate. Furthermore, compliance with local exchange control laws and regulations may delay the conversion of cash proceeds into local currency. The Participant agrees that, if the conversion of the cash proceeds into local currency is delayed, he or she shall bear the risk of any currency exchange conversion rate fluctuation between the date on which the Shares issued at vesting of the Restricted Stock Units are sold or the cash dividend is paid and the date of conversion of the cash proceeds into local currency. The Participant further agrees to comply with any other requirements that the Company may impose in the future in order to facilitate compliance with exchange control requirements in China.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The Participant may be required to report to the State Administration of Foreign Exchange all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-China residents. Under these rules, the Participant may be subject to reporting obligations for the Restricted Stock Units, Shares acquired under the Plan and Plan-related transactions. The Participant should consult with a personal tax advisor in this regard.

COLOMBIA

TERMS AND CONDITIONS
Labor Law Acknowledgement. The following provision supplements the Nature of Grant section of the Global Restricted Stock Unit Grant Agreement:
The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan, the Restricted Stock Units and any income realized under the Plan do not constitute a component of the Participant’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
NOTIFICATIONS
Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia.

Exchange Control Information. If the Participant holds investments outside Colombia (including Shares the Participant acquires under the Plan) and the aggregate value of such investments is US$500,000 or more as of

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December 31 of any year, the Participant will be required to register such investments with the Central Bank (Banco de la República) as foreign investments held abroad. Upon the subsequent sale or other disposition of any previously-registered investments, the Participant may choose to keep the resulting proceeds abroad, or to repatriate them to Colombia. If the Participant chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, a Form No. 5 must be filed with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If the investment was previously registered with Banco de la República, the Participant will need to file Form No. 4 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transition. If Shares are sold immediately upon receipt, no registration is required because no Shares are held abroad. It is the Participant’s responsibility to comply with Colombian exchange control requirements.

COSTA RICA

There are no country-specific provisions.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the Restricted Stock Units, the Participant confirms having read and understood the Plan and this Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, le Participant confirme avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Tax Information. The Restricted Stock Unit Award is not intended to be a French tax-qualified Award.

Foreign Asset/Account Reporting Information. French residents must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on form No. 3916, together with their income tax return. Failure to complete this reporting triggers penalties for the resident.

GERMANY

NOTIFICATIONS

Exchange Control Information. If the Participant remits funds in excess of €12,500 into Germany, such cross-border payment must be reported monthly to the Deutsche Bundesbank (the German Central Bank). The Participant is responsible for the reporting obligation and should file the report electronically by the fifth day of the month following the month in which the payment is received. A copy of the form can be accessed via the Deutsche Bundesbank’s website at www.bundesbank.de and is available in both German and English.

HONG KONG

TERMS AND CONDITIONS

Sale of Shares. Shares issued at vesting of the Restricted Stock Units are accepted as a personal investment. In the event that Shares are acquired pursuant to the Restricted Stock Units within six (6) months of the Date of Grant, the Participant agrees that the Restricted Stock Units may not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Date of Grant.

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NOTIFICATIONS

SECURITIES WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Agreement, the Plan or any Plan prospectus, the Participant should obtain independent professional advice. The Restricted Stock Units and any Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to Partners and Consultants of the Company or a Subsidiary or affiliate of the Company. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Restricted Stock Units and related documents are intended solely for the personal use of each Partner and/or Consultant and may not be distributed to any other person.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

IRELAND

There are no country-specific provisions.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The details of any assets held outside of Japan as of December 31 (including the Shares acquired under the Plan) must be reported annually to the extent such assets have a total net fair market value exceeding ¥50 million. Such report is due by March 15 each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Participant and whether the Participant will be required to report details of his or her Restricted Stock Units, as well as the Shares, in the report.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

TERMS AND CONDITIONS

Settlement of Awards and Sale of Shares. This provision supplements the Form and Timing of Payment of Restricted Stock Units section of the Global Restricted Stock Unit Grant Agreement:

The Participant hereby agrees that the Shares acquired pursuant to the Restricted Stock Units will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

NOTIFICATIONS

SECURITIES LAW INFORMATION:  The Restricted Stock Units are granted to the Participant by the Company pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and the offer is not made with a view to the

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Restricted Stock Units or the Shares subject to Restricted Stock Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement.  The Chief Executive Officer (“CEO”) and any director, associate director or shadow director of a Singaporean Subsidiary or affiliate of the Company are subject to certain notification requirements under the Singapore Companies Act. The CEO and any director must notify the Singaporean Subsidiary or affiliate of the Company in writing of an interest in the Company (e.g., Restricted Stock Units or Shares) or any related company within two (2) business days of (i) the interest’s acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming CEO or a director, associate director or shadow director.

SWITZERLAND

NOTIFICATIONS

Securities Law Information.  The Restricted Stock Units are not intended to be publicly offered in or from Switzerland. Because the offer of the Restricted Stock Units is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Restricted Stock Units may be publicly distributed or otherwise made publicly available in Switzerland. Further, neither the Agreement nor any other offering or marketing material relating to the Restricted Stock Units have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

THAILAND

NOTIFICATIONS

Exchange Control Information. Thai residents realizing cash proceeds in excess of US$50,000 in a single transaction from the sale of Shares or dividends paid on such Shares must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand.

The Participant should consult with his or her personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

UNITED KINGDOM

TERMS AND CONDITIONS

Responsibility for Taxes. The following provision supplements the Responsibility for Taxes section of the Global Restricted Stock Unit Grant Agreement:

The Participant agrees that, if payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year in which the event giving rise to such income tax liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant further agrees that the loan shall bear interest at the official rate of Her Majesty’s Revenue and Customs (“HMRC”) and be immediately due and repayable by the Participant, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Responsibility for Taxes section

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of the Global Restricted Stock Unit Grant Agreement. The Participant authorizes the Company to delay the issuance of any Shares to the Participant unless and until the loan is repaid in full.

Notwithstanding the foregoing, if the Participant is a “director” or “executive officer” within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision shall not apply. In the event that the Participant is a “director” or “executive officer” and the income tax is not collected by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as applicable) for the value of any employee National Insurance Contributions due on this additional benefit. The Participant acknowledges that the Company or the Employer may recover such additional National Insurance Contributions at any time thereafter by any of the means referred to in the Responsibility for Taxes section of the Global Restricted Stock Unit Grant Agreement.

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